UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2015

Ecrypt Technologies, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-1449574	32-0201472
(Commission File Number)	(IRS Employer Identification No.)

2028 E Ben White Blvd, Suite 240-2835, Austin, Texas	78741
(Address of Principal Executive Offices)	(Zip Code)

(866) 204-6703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 7, 2015, the registrant issued 2,000,000 shares of common stock to Justin Keener d/b/a JMJ Financial (“JMJ”) in partial satisfaction of its obligations under, and the holder’s election to convert a $10,800 portion of, the registrant’s convertible promissory note issued to JMJ on January 21, 2015.

On August 7, 2015, the registrant issued 649,833 shares of common stock to LG Capital Funding LLC (“LG”) in partial satisfaction of its obligations under, and the holder’s election to convert a $4,179.73 portion of, the registrant’s convertible promissory note issued to LG on January 11, 2015.

On August 7, 2015, the registrant issued 3,249,481 shares of common stock to Union Capital, LLC (“Union”) in partial satisfaction of its obligations under, and the holder’s election to convert a $16,084.93 portion of, the registrant’s convertible promissory note issued to Union on December 19, 2014.

On August 13, 2015, the registrant issued 13,176,725 shares of common stock to Typenex Co-Investments, LLC (“Typenex”) in partial satisfaction of its obligations under, and the holder’s election to convert a $67,636.13 portion of, the registrant’s convertible promissory note issued to Typenex on February 3, 2015.

On August 13, 2015, the registrant issued 782,228 shares of common stock to Adar Bays LLC (“Adar Bays”) in partial satisfaction of its obligations under, and the holder’s election to convert a $5,000 portion of, the registrant’s convertible promissory note issued to Adar Bays on December 19, 2014.

The issuances of these shares were made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the registrant held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: August 17, 2015	By	/s/ Thomas A. Cellucci
Thomas A. Cellucci Chief Executive Officer